HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	HMS Holdings Corp Nasdaq: HMSY

PRESS RELEASE

Release:	May 4, 2005

Contact:	Laura Jo Snyder-Cruz, Investor Relations (212) 857-5423 (212) 857-5973 (fax) E-Mail: ir@hmsy.com http://www.hmsholdings.com

HMS Holdings Corp. Announces First Quarter Results

     New York, NY, May 4, 2005 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the quarter ended March 31, 2005, reporting revenue of $12.0 million compared with $11.6 million during the prior year period. HMSY reported income from continuing operations of $953,000 or $0.04 per diluted common share for the first quarter of 2005, compared to income from continuing operations of $963,000 or $0.04 per diluted common share during the first quarter of the prior year period. Loss from discontinued operations was $596,000 or $0.02 per diluted common share for the first quarter of 2005, compared to a loss of $1,236,000 or $0.06 per diluted common share during the first quarter of the prior year. HMSY reported net income of $357,000 or $0.02 per diluted common share for the quarter, compared to a net loss of $273,000 or $0.01 per diluted common share during the first quarter of the prior year.

     The Company’s reporting will henceforth present the Health Management Systems, Inc. (HMS) and Reimbursement Services Group Inc. (RSG) businesses as the operating segments of continuing operations. The Company’s medical claiming business, Accordis Inc., excluding RSG, has been presented as a discontinued operation in the attached financial statements, and our prior year balance sheets, statements of operations and cash flows have been reclassified to reflect this presentation.

     Revenue from HMS, which provides cost containment and coordination of benefits services to state Medicaid agencies, was $11.4 million for the first quarter of 2005 compared to $10.0 million for the first quarter of the prior year. This 14% growth reflects increased revenue from existing customers as well as an increase in the number of customers. Revenue from RSG, which provides Medicare cost reporting services, was $642,000 for the first quarter of 2005 compared to $1,581,000 for the first quarter of the prior year period. This revenue decline was attributable to the cost report review timetable of the Medicare intermediaries to which RSG’s clients submit cost reports for reimbursement. For the full year, we anticipate that consolidated HMS and RSG revenue will be approximately 15% above 2004 levels.

     Robert M. Holster, HMSY’s Chief Executive Officer, stated, “We anticipate that our fully diluted income per share from continuing operations for 2005 will be in the range of $0.32 to $0.36 per share and that our fully diluted net income per share, including discontinued operations, will be approximately $0.39 to $0.43 per share. Our financial results for 2004 have been reclassified to present Accordis (excluding RSG) as a discontinued operation and show 2004 income from continuing operations per diluted share of $0.24 and net income per diluted share of $0.35. As

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	HMS Holdings Corp Nasdaq: HMSY

PRESS RELEASE

always, the project nature of some of our business can result in an uneven revenue stream and thus our expectations for 2005 are based on an annual comparison to 2004 and are not necessarily applicable on a sequential or year-over-year quarterly basis.”

     HMSY will be hosting its first quarter results conference call with the investment community on Thursday, May 5, 2005 at 2:00 P.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, Conference ID # 5670562. The conference call will be available for replay at (212) 857-5423 until May 20, 2005. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.

     The HMS Holdings Corp. Form 10-Q for the period ended March 31, 2005 will be filed and available on our website www.hmsholdings.com on or about May 10, 2005, and will contain additional information about our results of operations for the fiscal year to date. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are also welcome to contact the Company through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

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     HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2004. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

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HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	HMS Holdings Corp Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended March 31,
	2005	2004
Revenue	$12,045	$11,556
Cost of services:
Compensation	5,939	5,620
Data processing	966	952
Occupancy	1,041	976
Direct project costs	1,844	1,843
Other operating costs	1,469	1,247

Total cost of services	11,259	10,638

Operating income	786	918
Net interest income	194	60

Income from continuing operations before income taxes	980	978
Income taxes	27	15

Income from continuing operations	953	963
Discontinued operations:
Loss from operations, net of tax	(596)	(1,236)

Net income (loss)	$357	$(273)

Basic income per share data:
Income per share from continuing operations	$0.05	$0.05
Loss per share from discontinued operations	(0.03)	(0.06)

Net income (loss) per basic share	$0.02	$(0.01)

Weighted average common shares, basic	19,492	18,619

Diluted income per share data:
Income per share from continuing operations	$0.04	$0.04
Loss per share from discontinued operations	(0.02)	(0.05)

Net income (loss) per diluted share	$0.02	$(0.01)

Weighted average common shares, diluted	22,864	21,987

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	HMS Holdings Corp Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	March 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$7,451	$9,196
Short-term investments	27,500	22,500
Accounts receivable, net	11,999	13,544
Prepaid expenses and other current assets	3,192	3,196
Current assets of discontinued operations	5,808	10,605

Total current assets	55,950	59,041
Property and equipment, net	5,086	4,183
Goodwill, net	2,382	2,382
Deferred income taxes, net	6,958	6,939
Other assets	105	37
Noncurrent assets of discontinued operations	4,098	4,081

Total assets	$74,579	$76,663

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$8,667	$11,228
Current liabilities of discontinued operations	2,525	3,666

Total current liabilities	11,192	14,894
Other liabilities	1,430	1,371

Total liabilities	12,622	16,265

Commitments and contingencies
Shareholders’ Equity
Preferred stock — $.01 par value;	—	—
5,000,000 shares authorized; none issued
Common Stock — $.01 par value;
45,000,000 shares authorized;
21,396,667 shares issued and 19,751,751 shares outstanding at March 31, 2005;
20,980,331 shares issued and 19,335,415 shares outstanding at December 31, 2004;	214	210
Capital in excess of par value	78,435	77,237
Accumulated deficit	(7,404)	(7,761)
Treasury stock, at cost; 1,644,916 shares at March 31, 2005 and December 31, 2004	(9,288)	(9,288)

Total shareholders’ equity	61,957	60,398

Total liabilities and shareholders’ equity	$74,579	$76,663

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	HMS Holdings Corp Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statement of Cash Flows
(in Thousands)
(unaudited)

	Three months ended March 31,
	2005	2004
Operating activities:
Net income (loss)	$357	$(273)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	596	1,218
Loss on disposal of fixed assets	28	6
Depreciation and amortization	511	409
Changes in assets and liabilities:
Decrease in accounts receivable	1,545	448
(Increase) decrease in prepaid expenses and other current assets	(15)	12
(Increase) decrease in other assets	(68)	122
Decrease in accounts payable, accrued expenses and other liabilities	(2,502)	(549)

Net cash provided by operating activities	452	1,393

Investing activities:
Purchases of short-term investments	(5,000)	—
Purchases of property and equipment	(1,389)	(727)
Investment in software	(53)	(46)

Net cash used in investing activities	(6,442)	(773)

Financing activities:
Proceeds from exercise of stock options	1,202	1,539

Net cash provided by financing activities	1,202	1,539

Net increase (decrease) in cash and cash equivalents	(4,788)	2,159
Cash from discontinued operations	3,043	596
Cash and cash equivalents at beginning of period	9,196	26,615

Cash and cash equivalents at end of period	$7,451	$29,370

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$117	$18

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	HMS Holdings Corp Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statements of Operations by Quarter for FY 2004
Reclassified to Reflect Discontinued Operations
(In Thousands, Except Per Share Amounts)
(unaudited)

	Q1	Q2	Q3	Q4	TOTAL
Revenue	$11,556	$12,166	$12,383	$14,346	$50,451

Cost of services:
Compensation	5,620	5,987	5,490	5,965	23,062
Data processing	952	1,003	1,003	1,029	3,987
Occupancy	976	1,041	1,076	1,065	4,158
Direct project costs	1,843	2,340	2,219	2,142	8,544
Other operating costs	1,247	1,356	1,542	1,432	5,577

	10,638	11,727	11,330	11,633	45,328

Operating income	918	439	1,053	2,713	5,123
Net interest and net other income	60	58	83	112	313

Income from continuing operations before income taxes	978	497	1,136	2,825	5,436
Income tax expense	15	7	39	42	103

Income from continuing operations	963	490	1,097	2,783	5,333
Income (loss) from discontinued operations, net of tax	(1,236)	652	371	2,591	2,378

Net income (loss)	$(273)	$1,142	$1,468	$5,374	$7,711

Basic earnings per share data:
Income per share from continuing operations	$0.05	$0.03	$0.06	$0.14	$0.28
Income (loss) per share from discontinued operations	(0.06)	0.03	0.02	0.14	0.12

Net income (loss) per share, basic	$(0.01)	$0.06	$0.08	$0.28	$0.40

Weighted average common shares outstanding, basic	18,619	19,173	19,213	19,285	19,074

Diluted earnings per share data:
Income per share from continuing operations	$0.04	$0.02	$0.05	$0.12	$0.24
Income (loss) per share from discontinued operations	(0.05)	0.03	0.02	0.12	0.11

Net income (loss) per share, diluted	$(0.01)	$0.05	$0.07	$0.24	$0.35

Weighted average common shares outstanding, diluted	21,987	22,260	22,265	22,549	22,275